   As filed with the Securities and Exchange Commission on December 19, 2002.

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 Teradyne, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Massachusetts                                          04-2272148
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

                               321 Harrison Avenue
                           Boston, Massachusetts 02118
                                 (617) 482-2700
               (Address of Principal Executive Offices) (Zip Code)

                          -----------------------------

                Teradyne, Inc. 1996 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                          -----------------------------

                               Gregory R. Beecher
                             Chief Financial Officer
                                 Teradyne, Inc.
                               321 Harrison Avenue
                           Boston, Massachusetts 02118
                     (Name and Address of Agent For Service)

                                 (617) 482-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                          -----------------------------

                                   Copies to:

    Paul G. Igoe, Esq.                                Kevin M. Barry, Esq.
      Teradyne, Inc.                            Testa, Hurwitz & Thibeault, LLP
    321 Harrison Avenue                                 125 High Street
Boston, Massachusetts 02118                       Boston, Massachusetts 02110
      (617) 482-2700                                     (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                            Proposed       Proposed
                                            Maximum         Maximum
Title of Securities       Amount To Be      Offering       Aggregate         Amount of
 To Be Registered          Registered   Price Per Share  Offering Price   Registration Fee
-------------------       ------------  ---------------  --------------   ----------------
Common Stock                5,000,000      $13.425 (1)    $67,125,000         $6,175.50
(Par Value $.125)

TOTAL:               5,000,000 shares                     $67,125,000         $6,175.50
                     ================                     ===========         =========

Common Stock
Purchase Rights (2)            -               -                -                  -

================================================================================

(1) The exercise price applicable to such shares is not currently known. The price of $13.425 per share, which is the average of the high and low price of the Common Stock of the Registrant as reported on the New York Stock Exchange on December 13, 2002, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

(2) Pursuant to the Rights Agreement of the Registrant between the Registrant and Fleet National Bank, one common share purchase right of the Registrant (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

================================================================================

         This Registration Statement registers additional securities of the same class as other securities for which Registration Statement Nos. 333-07177 and 333-56373 on Form S-8, each relating to the Registrant's 1996 Employee Stock Purchase Plan, as filed with the Securities and Exchange Commission (the "Commission") on June 28, 1996 and June 9, 1998, respectively, are effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statements are hereby incorporated by reference herein.

Item 3.  Incorporation of Documents by Reference

         In addition to the documents incorporated by reference in Item 3 of Registration Statement Nos. 333-07177 and 333-56373 on Form S-8, the following documents filed with the Commission are incorporated by reference in this Registration Statement:

          a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 001-06462).

          b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 29, 2002, and Current Reports on Form 8-K filed on February 5, 2002 and August 9, 2002 (all File No. 001-06462).

          c) The section entitled "Description of Common Stock" contained in the Registrant's Registration Statement on Form S-3 (SEC File No. 333-47564) initially filed with the Commission on October 6, 2000, as amended.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

     Exhibit No.  Description of Exhibit

         4.1 Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No. 001-06462)*

         4.2      Amended and Restated Bylaws of the Registrant (filed as
                  Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

         4.3 Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed on November 20, 2000, File No. 001-06462)*

         4.4      1996 Employee Stock Purchase Plan, as amended (filed as
                  Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended June 30, 2002, File No. 001-06462)*

         5        Opinion of Testa, Hurwitz & Thibeault, LLP**

         23.1     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5)**

         23.2     Consent of PricewaterhouseCoopers LLP**

         24       Power of Attorney (included on signature page hereto)**

----------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

** Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 19th day of December, 2002.


                                  Teradyne, Inc.


                                  By: /s/ Gregory R. Beecher
                                      ------------------------------------------
                                      Gregory R. Beecher
                                      Vice President and Chief Financial Officer

         We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint George W. Chamillard, Gregory R. Beecher and William B. Asher, Jr., and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                  Capacity                     Date

/s/ George W. Chamillard    Chief Executive Officer,           December 19, 2002
-------------------------   President and Chairman
George W. Chamillard        (Principal Executive Officer)

/s/ Gregory R. Beecher      Vice President and Chief           December 19, 2002
-------------------------   Financial Officer (Principal
Gregory R. Beecher          Financial Officer)

/s/ G. Richard MacDonald    Controller (Principal Accounting   December 19, 2002
-------------------------   Officer)
G. Richard MacDonald

/s/ James W. Bagley
-------------------------
James W. Bagley             Director                           December 19, 2002

/s/ Albert Carnesale
-------------------------
Albert Carnesale            Director                           December 19, 2002

/s/ John P. Mulroney
-------------------------
John P. Mulroney            Director                           December 19, 2002

/s/ Vincent M. O'Reilly
-------------------------
Vincent M. O'Reilly         Director                           December 19, 2002

/s/ Roy A. Vallee
-------------------------
Roy A. Vallee               Director                           December 19, 2002

/s/ Patricia S. Wolpert
-------------------------
Patricia S. Wolpert         Director                           December 19, 2002

                                  EXHIBIT INDEX

     Exhibit  No. Description of Exhibit

         4.1 Restated Articles of Organization of the Registrant, as amended (filed as Exhibit 3.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended July 2, 2000, File No. 001-06462)*

         4.2      Amended and Restated Bylaws of the Registrant (filed as
                  Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 001-06462)*

         4.3 Rights Agreement between the Registrant and Fleet National Bank dated as of November 17, 2000 (filed as Exhibit 4.1 to the Registrant's Form 8-K filed on November 20, 2000, File No. 001-06462)*

         4.4      1996 Employee Stock Purchase Plan, as amended (filed as
                  Exhibit 10.3 to the Registrant's Form 10-Q for the quarter ended June 30, 2002, File No. 001-06462)*

         5        Opinion of Testa, Hurwitz & Thibeault, LLP**

         23.1     Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5)**

         23.2     Consent of PricewaterhouseCoopers LLP**

         24       Power of Attorney (included on signature page hereto)**

-----------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

** Filed herewith.